Exhibit 99.1

    Strong Sales Performance in Sprint Markets Continues; Uses Cash Flow to
         Reduce Net Debt by $116 Million; Increases Cash Flow Guidance


   CARY, N.C.--(BUSINESS WIRE)--Oct. 26, 2005--R.H. Donnelley Corporation (NYSE: RHD), a leading yellow pages publisher and local online search company, today reported third quarter 2005 cash flow from operations of $119.6 million, compared to $117.4 million in third quarter 2004, excluding a federal income tax refund of $58.9 million received during the prior year quarter.
   David C. Swanson, Chairman and Chief Executive Officer, said, "We continued to generate solid publication sales, EBITDA and free cash flow during the third quarter. Our combined 1.7 percent publication sales growth was the result of strong performance in our Sprint markets, partially offset by a decline in Illinois driven by actions we have taken to position that business for long-term sustainable growth. Meanwhile, we have maintained focus on our long-term strategic objectives as evidenced by the announcement earlier this month of our agreement to purchase Dex Media."

   Third Quarter - Reported GAAP Results

   Third quarter net revenue was $255.2 million compared to $144.4 million in the prior year. Operating expenses, including depreciation and amortization, were $152.5 million compared to $90.0 million in the prior year. The Company did not generate partnership income in the third quarter of 2005 due to the SBC transaction, which was completed in September 2004. Partnership income in the third quarter of 2004 was $19.3 million. Operating income in the quarter was $102.7 million versus $73.7 million in the prior year. Net interest expense in the quarter was $58.2 million compared to $43.2 million in the third quarter of 2004. Net income available to common shareholders for the quarter was $24.1 million or $0.62 per diluted share compared to income available to common shareholders of $13.0 million or $0.31 per diluted share for the third quarter of 2004.

   Third Quarter Results - Including Adjustments and Non-GAAP
Measures

   Publication sales for RHD's Sprint-branded directories during the third quarter of 2005 were $160.3 million, up 4.4 percent from publication sales of $153.5 million in the prior year. Publication sales for RHD's SBC-branded directories during the third quarter of 2005 were $63.3 million, down 4.5 percent from publication sales of $66.3 million in the prior year. Publication sales represent the total billable value of advertising in directories that were published in the period.
   Adjusted net revenue in the quarter was $260.7 million, compared to adjusted pro forma net revenue of $259.9 million in the third quarter of 2004. Adjusted operating expenses including depreciation and amortization were $134.4 million compared to adjusted pro forma operating expenses of $124.2 million for the same period in 2004. Adjusted operating income for the third quarter of 2005 was $126.3 million, compared to adjusted pro forma operating income for the third quarter of 2004 of $135.7 million. Adjusted EBITDA for the quarter was $147.8 million, compared to adjusted pro forma EBITDA of $157.4 million in the prior year. Third quarter 2005 net income, excluding preferred dividends and adjusted to remove the effect of purchase accounting, was $41.5 million, compared to adjusted pro forma net income of $50.5 million for the third quarter of 2004. Adjusted net income per diluted share in the third quarter of 2005 was $1.07, compared to adjusted pro forma net income per diluted share of $1.19 in the prior year.
   See the attached schedules for a reconciliation of non-GAAP financial measures presented in this release to the most comparable GAAP measures.

   Cash Flow and Debt

   The Company generated cash flow from operations of $119.6 million in the quarter. Free cash flow (cash flow from operations less $8.4 million of capital expenditures and software investment) for the quarter was $111.2 million. In aggregate, the Company reduced net debt by $115.5 million during the third quarter. As of September 30, 2005, net debt outstanding was $3,101.4 million.

   Outlook

   The Company is updating guidance for full year 2005. Details and related reconciliations of non-GAAP financial measures appear in the schedules to this press release. Updated 2005 guidance appears in
Schedule 9d and reconciliations of non-GAAP financial measures appear in Schedules 9a through 9f at the end of this press release.

   Comparative Financial Results

   As a result of the SBC and Sprint transactions, and the related financing and associated accounting, management believes that the 2005 and 2004 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance. Accordingly management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of adjusted 2005 and adjusted pro forma 2004 results. Adjusted pro forma results discussed in this press release and the attached schedules reflect the combination of RHD with the SBC directory business in Illinois and Northwest Indiana as if the transaction had been consummated at the beginning of 2004, as well as certain other adjustments described below. While management believes that the adjusted pro forma results reasonably resemble operational performance as if the SBC transaction had been consummated at the beginning of the year presented, because of differences between RHD and predecessor accounting policies, management does not believe these pro forma results are strictly comparable.
   The primary adjustments related to the SBC transaction are recognition of pre-acquisition deferred revenue and deferred expenses that are not reportable under GAAP due to purchase accounting requirements, but that absent purchase accounting would have been recognized during the periods presented. Adjusted results also exclude deferred directory costs related to sales contracts executed prior to the acquisition for directories that were scheduled to publish subsequent to the acquisition, determined based on the estimated billable value of the published directories less the expected costs to complete the directories plus a normal margin. Similar adjustments related to the Sprint transaction were made in 2004. Adjusted earnings per share assumes conversion at the beginning of the period of the preferred stock that was outstanding at September 30 of the applicable year. The attached Schedules include a reconciliation of all non-GAAP financial measures to the most comparable GAAP measures and a further description of the related adjustments.
   For the period ended August 31, 2004, the Company's investment in DonTech was accounted for under the equity method. The Company did not consolidate DonTech's revenue and expenses in its consolidated results. Rather it reported the Company's share of DonTech's net income and revenue participation income from SBC, both based on DonTech's calendar sales, collectively as partnership income. On September 1, 2004, RHD acquired SBC's directory business in Illinois and Northwest Indiana, including SBC's interest in the DonTech partnership. As a result, the Company did not generate partnership income after August 31, 2004.
   The Company's Current Report on Form 8-K furnished to the SEC on October 28, 2004 provides additional details regarding the adjustments and non-GAAP financial measures related to the SBC transaction.

   Third Quarter Conference Call

   R.H. Donnelley's third quarter conference call will be held on October 27, 2005 at 10:00 a.m. (Eastern Time) and can be accessed by dialing 888-387-9606 (domestic) or 517-645-6055 (international). The passcode for the call is "RHD". Please dial in to the call by 9:50 a.m (Eastern Time) to ensure a prompt start time. The call will also be available through a Webcast, which can be accessed by visiting our Web site at www.rhd.com, clicking on "Investor Information" and following the instructions provided. Those unable to participate at the scheduled time may access a recording by dialing 866-501-5087 (domestic) or 203-369-1833 (international). The recording will be available through November 27, 2005. There is no passcode for the replay.

   About R.H. Donnelley

   R.H. Donnelley is a leading Yellow Pages publisher and local online search company. RHD publishes directories with total distribution of approximately 28 million serving approximately 260,000 local and national advertisers in 19 states. RHD publishes directories under the Sprint Yellow Pages(R) brand in 18 states with total distribution of approximately 18 million serving approximately 160,000 local and national advertisers, with major markets including Las Vegas, Nevada, and Orlando and Ft. Myers, Florida. In addition, RHD publishes directories under the SBC Yellow Pages brand in Illinois and Northwest Indiana with total distribution of approximately 10 million serving approximately 100,000 local and national advertisers. RHD also offers online city guides and search websites in its major Sprint Yellow Pages markets under the Best Red Yellow Pages(R) brand at www.bestredyp.com and in the Chicago area at www.chicagolandyp.com. For more information, please visit R.H. Donnelley at www.rhd.com.

   Safe Harbor Provision

   Certain statements contained in this press release regarding RHD's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause RHD's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies include, but are not limited to, statements about the benefits of the merger between RHD and Dex, including future financial and operating results, RHD's plans, objectives, expectations and intentions and other statements that are not historical facts.
   The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (2) the failure of RHD and Dex stockholders to approve the merger; (3) the risk that the businesses will not be integrated successfully; (4) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; (5) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (6) general economic conditions and consumer sentiment in our markets. Additional factors that could cause RHD's results to differ materially from those described in the forward-looking statements are described in detail in the Management's Discussion and Analysis of Financial Condition and Results of Operations in RHD's Annual Reports on Form 10-K for the year ended December 31, 2004, as well as RHD's other periodic filings with the SEC that are available on the SEC's internet site (http://www.sec.gov).

   Additional Information and Where to Find It

   Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about RHD, without charge, at the SEC's internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to RHD.

   Interests of Participants

   The respective directors and executive officers of RHD and Dex and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding RHD's directors and executive officers is available in its proxy statement filed with the SEC by RHD on March 21, 2005, and information regarding Dex's directors and executive officers is available in its proxy statement filed with the SEC by Dex on April 20, 2005. Copies of these documents can be obtained, without charge, by directing a request to RHD or Dex. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.



R.H. DONNELLEY CORPORATION                                  Schedule 1
INDEX OF SCHEDULES
------------------

Schedule 1:     Index of Schedules

Schedule 2:     Unaudited Consolidated Statements of
                Operations for the three and nine months ended September 30, 2005 and 2004

Schedule 3: Unaudited Adjusted Consolidated Statements of Operations for the three months ended September 30,
                2005 and 2004

Schedule 4: Unaudited Adjusted Consolidated Statements of Operations for the nine months ended September 30,
                2005 and 2004

Schedule 5:     Unaudited Consolidated Balance Sheets at
                September 30, 2005, June 30, 2005
                and December 31,
                2004

Schedule 6: Unaudited Consolidated Statements of Cash Flows for the three and nine months ended September 30, 2005 and 2004

Schedule 7:     Reconciliation of Reported to Adjusted
                Unaudited Consolidated Statements
                of Operations for the three months ended
                September 30, 2005 and 2004

Schedule 8:     Reconciliation of Reported to Adjusted
                Unaudited Consolidated Statements
                of Operations for the nine months ended
                September 30, 2005 and 2004

Schedule 9:     Reconciliation of Non-GAAP
                Measures

Schedule 10:    Notes to Unaudited Consolidated Statements of
                Operations and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.


R.H. DONNELLEY CORPORATION                                  Schedule 2
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------
(unaudited)

Amounts in millions, except earnings per share
----------------------------------------------------------------------

                              Three months ended    Nine months ended
                                 September 30,        September 30,
                             -----------------------------------------
                                  2005      2004       2005      2004
                               Reported  Reported   Reported  Reported
----------------------------------------------------------------------
Net revenue (1)                 $255.2    $144.4     $695.5    $432.9
Expenses                         131.0      73.0      367.9     212.0
Depreciation and
 amortization                     21.5      17.0       63.7      46.3
Partnership income                   -      19.3          -      78.0
                             -----------------------------------------
Operating income                 102.7      73.7      263.9     252.6
Interest expense, net            (58.2)    (43.2)    (173.9)   (121.0)
                             -----------------------------------------
Pre-tax income                    44.5      30.5       90.0     131.6
Tax provision                    (17.4)    (12.0)     (35.1)    (52.0)
                             -----------------------------------------
Net income                        27.1      18.5       54.9      79.6
Loss on repurchase of
 Preferred Stock                     -         -      133.7         -
Preferred dividend                 3.0       5.5        9.2      16.2
                              ----------------------------------------
Income (loss) available to
 common shareholders             $24.1     $13.0     $(88.0)    $63.4
                              ========================================

Earnings per share (EPS):(5)
   Basic                         $0.65     $0.32     $(2.78)    $1.57
   Diluted                       $0.62     $0.31     $(2.78)    $1.51
Shares used in computing EPS:(5)
   Basic                          31.8      31.3       31.7      31.2
   Diluted                        33.6      32.7       31.7      32.5

----------------------------------------------------------------------
See accompanying Notes to Unaudited Consolidated Statements of Operations and Non-GAAP Measures - Schedule 10.
----------------------------------------------------------------------
Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------




R.H. DONNELLEY CORPORATION                                  Schedule 3
ADJUSTED CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------
(unaudited)

Amounts in millions, except earnings per share
----------------------------------------------------------------------
                                      Three months ended
                                          Sept.  30,
                                     --------------------
                                                   2004
                                         2005    Adjusted
                                      Adjusted  Pro Forma   Variance
                                         (2)      (2)(3)    $      %
----------------------------------------------------------------------
Net revenue (1)                         $260.7    $259.9   0.8    0.3%
Expenses                                 112.9     102.5 (10.4)(10.1%)
Depreciation and amortization             21.5      21.7   0.2    0.9%
                                     ---------------------------------
Operating income                         126.3     135.7  (9.4) (6.9%)
Interest expense, net                    (58.2)    (52.3) (5.9)(11.3%)
                                     ---------------------------------
Pre-tax income                            68.1      83.4 (15.3)(18.3%)
Tax provision                            (26.6)    (32.9)  6.3   19.1%
                                     ---------------------------------
Net income                                41.5      50.5  (9.0)(17.8%)
Preferred dividend (4)                       -         -     -      -
                                      --------------------------------
Income available to common
 shareholders                            $41.5     $50.5  (9.0)(17.8%)
                                      ================================

Earnings per share (EPS): (6)
   Basic                                 $1.12     $1.23 (0.11) (8.9%)
   Diluted                               $1.07     $1.19 (0.12)(10.1%)
Shares used in computing EPS: (6)
   Basic                                  37.0      40.9
   Diluted                                38.8      42.3

----------------------------------------------------------------------
See accompanying Notes to Unaudited Consolidated Statements of Operations and Non-GAAP Measures - Schedule 10. See Schedule 7 for a reconciliation of reported to adjusted and adjusted pro forma amounts.
----------------------------------------------------------------------
Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------



R.H. DONNELLEY CORPORATION                                  Schedule 4
ADJUSTED CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------
(unaudited)

Amounts in millions, except earnings per share
----------------------------------------------------------------------

                                         Nine months
                                       ended Sept. 30,
                                    --------------------

                                                 2004
                                       2005    Adjusted
                                     Adjusted  Pro Forma   Variance
                                        (2)     (2)(3)     $       %
----------------------------------------------------------------------
Net revenue (1)                        $780.5    $774.5   6.0     0.8%
Expenses                                328.0     303.6 (24.4)  (8.0%)
Depreciation and amortization            63.7      65.2   1.5     2.3%
                                    ----------------------------------
Operating income                        388.8     405.7 (16.9)  (4.2%)
Interest expense, net                  (173.9)   (157.2)(16.7) (10.6%)
                                    ----------------------------------
Pre-tax income                          214.9     248.5 (33.6) (13.5%)
Tax provision                           (83.8)    (98.1) 14.3    14.6%
                                    ----------------------------------
Net income                              131.1     150.4 (19.3) (12.8%)
Preferred dividend (4)                      -         -     -       -
                                     ---------------------------------
Income available to common
 shareholders                          $131.1    $150.4 (19.3) (12.8%)
                                     =================================

Earnings per share (EPS): (6)
   Basic                                $3.56     $3.69 (0.13)  (3.5%)
   Diluted                              $3.41     $3.57 (0.16)  (4.5%)
Shares used in computing EPS: (6)
   Basic                                 36.8      40.8
   Diluted                               38.5      42.1

----------------------------------------------------------------------
See accompanying Notes to Unaudited Consolidated Statements of Operations and Non-GAAP Measures - Schedule 10. See Schedule 8 for a reconciliation of reported to adjusted and adjusted pro forma amounts.
----------------------------------------------------------------------
Note: These schedules are preliminary and subject to change
pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------





R.H. DONNELLEY CORPORATION                                  Schedule 5
CONSOLIDATED BALANCE SHEETS
---------------------------
(unaudited)

Amounts in millions
---------------------------------------- --------- --------- ---------
                                         Sept. 30,  June 30,  Dec. 31,
                                            2005      2005      2004
                                         Reported  Reported  Reported
---------------------------------------- --------- --------- ---------

Assets
    Cash and cash equivalents                $5.5      $5.8     $10.8
    Accounts receivable, net                412.2     448.6     455.4
    Deferred directory costs                 78.9     100.3     116.5
    Other current assets                     37.2      33.2      40.6
                                         --------- --------- ---------
Total current assets                        533.8     587.9     623.3

    Fixed assets and computer
     software, net                           48.5      43.9      37.7
    Intangible assets, net                2,851.1   2,869.2   2,905.3
    Other non-current assets                106.1     103.0     102.6
    Goodwill                                319.0     319.0     310.0
                                         --------- --------- ---------
Total Assets                             $3,858.5  $3,923.0  $3,978.9
                                         ========= ========= =========

Liabilities, Redeemable Convertible
 Preferred Stock and
Shareholders' (Deficit) Equity
    Accounts payable and accrued
     liabilities                            $92.8     $69.0     $80.4
    Deferred directory revenue              422.5     452.9     381.4
    Current portion of long-term debt       118.5     132.5     162.0
                                         --------- --------- ---------
Total current liabilities                   633.8     654.4     623.8

    Long-term debt                        2,988.4   3,090.2   2,965.3
    Deferred income taxes, net              152.1     133.9     118.8
    Other non-current liabilities            44.0      44.1      36.9
                                         --------- --------- ---------
Total liabilities                         3,818.3   3,922.6   3,744.8

Redeemable convertible preferred stock      115.3     112.8     216.1

Shareholders' (deficit) equity              (75.1)   (112.4)     18.0
                                         --------- --------- ---------
Total Liabilities, Redeemable
 Convertible Preferred
Stock and Shareholders' (Deficit) Equity $3,858.5  $3,923.0  $3,978.9
                                         ========= ========= =========

---------------------------------------- --------- --------- ---------
See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 10.
----------------------------------------------------------------------
Note: These schedules are preliminary and subject to change
pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------







R.H. DONNELLEY CORPORATION                                  Schedule 6
CONSOLIDATED STATEMENTS OF CASH FLOWS
-------------------------------------
For the three and nine months ended September 30, 2005 and 2004
(unaudited)

Amounts in millions
----------------------------------------------------------------------

                               Reported  Reported  Reported  Reported
                                Three     Three     Nine      Nine
                                Months    Months    months    Months
                                ended     ended     ended     ended
Operating activities:          Sept. 30, Sept. 30, Sept. 30, Sept. 30,
                                 2005      2004      2005       2004
                              ----------------------------------------
Net income                       $27.1     $18.5     $54.9      $79.6
Depreciation and
 amortization                     21.5      17.0      63.7       46.3
Deferred income tax                6.0      12.0      43.3       52.0
Cash (less than) in excess
 of partnership income               -      (0.1)        -        1.5
Changes in working capital        58.8     154.9     135.5      149.4
Other                              6.2     (26.0)     16.9       (5.1)
                              --------- --------- --------- ----------
Net cash provided by
 operating activities            119.6     176.3     314.3      323.7

Investment activities:
Additions to fixed assets
 and computer software            (8.4)     (3.3)    (20.5)     (12.1)
Acquisition of SBC
 Directories                         -  (1,413.6)        -   (1,413.6)
                              --------- --------- --------- ----------
Net cash used in investing
 activities                       (8.4) (1,416.9)    (20.5)  (1,425.7)

Financing activities:
Increase (decrease) in checks
 not yet presented for
 payment                           2.0      (5.8)     (0.3)       3.7
Proceeds from issuance of
 debt, net of costs               (0.4)  1,318.9     291.1    1,318.9
Repurchase of Preferred
 shares (4)                          -         -    (277.2)         -
Repayment of debt               (118.9)   (112.5)   (302.2)    (261.9)
Revolver repayments             (119.9)     (4.9)   (281.2)      (6.3)
Borrowings under the
 Revolver                        122.9      35.2     263.0       36.6
Proceeds from option
 exercises                         2.8       2.0       7.7        6.2

                              --------- --------- --------- ----------
Net cash (used in) provided
 by financing activities        (111.5)  1,232.9    (299.1)   1,097.2

Decrease in cash and cash
 equivalents                      (0.3)     (7.7)     (5.3)      (4.8)

Cash and cash equivalents,
 beginning of period               5.8      10.6      10.8        7.7

                              --------- --------- --------- ----------
Cash and cash equivalents,
 end of period                    $5.5      $2.9      $5.5       $2.9
                              ========= ========= ========= ==========

----------------------------------------------------------------------
See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 10.
----------------------------------------------------------------------
Note: These schedules are preliminary and subject to change
pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------




R.H. DONNELLEY CORPORATION                                  Schedule 7
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------
Reconciliation of Reported to Adjusted and Adjusted Pro Forma Amounts
(unaudited)

Amounts in millions, except earnings per share
---------------------------------------------------------------------
                       Three Months Ended September 30, 2005
                      -----------------------------------------------
                                   Sprint         SBC
                      Reported Adjustments(3) Adjustments(2) Adjusted
--------------------- -----------------------------------------------
Net revenue (1)         $255.2          $-          $5.5 (7)  $260.7
Expenses                 131.0           -         (18.1)(7)   112.9
Depreciation and
 amortization             21.5           -             -        21.5
                       -------- -----------   -----------    --------
Total expenses           152.5           -         (18.1)      134.4
Partnership income           -           -             -           -
                      --------- -----------   -----------    --------
 Operating income        102.7           -          23.6       126.3
Interest expense, net    (58.2)          -             -       (58.2)
                      --------- -----------   -----------    --------
Pre-tax income            44.5           -          23.6        68.1
Tax provision            (17.4)          -          (9.2)(11)  (26.6)
                      --------- -----------   -----------    --------
 Net income               27.1           -          14.4        41.5
Preferred dividend         3.0        (3.0)(4)         -           -
                       -------- -----------   -----------    --------
 Income available to
  common shareholders    $24.1        $3.0         $14.4       $41.5
                       ======== ===========   ===========    ========

Earnings per share
 (EPS): (4)(5)(6)
   Basic                 $0.65                                 $1.12
   Diluted               $0.62                                 $1.07

Shares used in computing
 EPS: (4)(5)(6)
   Basic                  31.8         5.2                      37.0
   Diluted                33.6         5.2                      38.8





                       Three Months Ended September 30, 2004
               -------------------------------------------------------
                            Sprint          SBC          Adjusted
               Reported  Adjustments(3) Adjustments(2)  Pro Forma
-------------- -------------------------------------------------------
Net revenue
 (1)            $144.4          $-       $115.5 (7)(14) $259.9 (14)
Expenses          73.0        (0.1)(7)     29.6 (7)(14)  102.5 (14)
Depreciation and
 amortization     17.0           -            4.7  (8)    21.7
               -------- -----------   ------------    ---------
Total expenses    90.0        (0.1)          34.3        124.2
Partnership
 income           19.3           -          (19.3) (9)       -
               -------- -----------   ------------    ---------
 Operating
  income          73.7         0.1           61.9        135.7 (14)
Interest
 expense, net    (43.2)          -           (9.1)(10)   (52.3)
               -------- -----------   ------------    ---------
Pre-tax income    30.5         0.1           52.8         83.4 (14)
Tax provision    (12.0)          -          (20.9)(11)   (32.9)(14)
               -------- -----------   ------------    ---------
 Net income       18.5         0.1           31.9         50.5 (14)
Preferred
 dividend          5.5        (5.5)(4)          -            -
               -------- -----------   ------------    ---------
 Income
  available to
  common
  shareholders   $13.0        $5.6          $31.9        $50.5
               ======== ===========   ============    =========

Earnings per share
 (EPS): (4)(5)(6)
   Basic         $0.32                                   $1.23 (14)
   Diluted       $0.31                                   $1.19 (14)

Shares used in computing
 EPS: (4)(5)(6)
   Basic          31.3         9.6                        40.9
   Diluted        32.7         9.6                        42.3


----------------------------------------------------------------------
See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 10.
----------------------------------------------------------------------
Note: These schedules are preliminary and subject to change
pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------






R.H. DONNELLEY CORPORATION                                  Schedule 8
CONSOLIDATED STATEMENTS OF OPERATIONS
-------------------------------------
Reconciliation of Reported to Adjusted and Adjusted Pro Forma Amounts
(unaudited)

Amounts in millions, except earnings per share

                      ------------------------------------------------
                             Nine Months Ended September 30, 2005
                      ------------------------------------------------
                                   Sprint          SBC
                      Reported  Adjustments(3) Adjustments(2) Adjusted
--------------------- ------------------------------------------------
Net revenue  (1)        $695.5         $-          $85.0 (7)   $780.5
Expenses                 367.9          -          (39.9)(7)    328.0
Depreciation and
 amortization             63.7          -              -         63.7
                       -------- ----------   ------------    ---------
Total expenses           431.6          -          (39.9)       391.7
Partnership income           -          -              -            -
                      --------- ----------   ------------    ---------
 Operating income        263.9          -          124.9        388.8
Interest expense, net   (173.9)         -              -       (173.9)
                      --------- ----------   ------------    ---------
Pre-tax income            90.0          -          124.9        214.9
Tax provision            (35.1)         -          (48.7)(11)   (83.8)
                      --------- ----------   ------------    ---------
 Net income               54.9          -           76.2        131.1
Loss on repurchase of
 Preferred Stock         133.7     (133.7)(4)          -            -
Preferred dividend         9.2       (9.2)(4)          -            -
                       -------- ----------   ------------    ---------
 (Loss) income
  available to common
  shareholders          $(88.0)    $142.9          $76.2       $131.1
                       ======== ==========   ============    =========

Earnings per share
 (EPS): (4)(5)(6)
   Basic                $(2.78)                                 $3.56
   Diluted              $(2.78)                                 $3.41

Shares used in computing
 EPS: (4)(5)(6)
   Basic                  31.7        5.1                        36.8
   Diluted                31.7        6.8                        38.5





                      ------------------------------------------------
                          Nine Months Ended September 30, 2004
                      ------------------------------------------------
                                  Sprint        SBC          Adjusted
                    Reported  Adjustments(3) Adjustments(2) Pro Forma
----------------------------------------------------------------------
Net revenue(1)         $432.9     $1.1(14)   $340.5(7)      $774.5(14)
Expenses                212.0     (3.6)(7)     95.2(7)(14)   303.6(14)
Depreciation and
 amortization            46.3        -         18.9(8)        65.2
                      -------- --------    ---------      ---------
Total expenses          258.3     (3.6)       114.1          368.8
Partnership income       78.0        -        (78.0)(9)          -
                      -------- --------    ---------      ---------
 Operating income       252.6      4.7        148.4          405.7(14)
Interest expense, net  (121.0)       -        (36.2)(10)    (157.2)
                      -------- --------    ---------      ---------
Pre-tax income          131.6      4.7        112.2          248.5(14)
Tax provision           (52.0)    (1.9)(11)   (44.2)(11)     (98.1)
                      -------- --------    ---------      ---------
 Net income              79.6      2.8         68.0          150.4(14)
Loss on repurchase of
 Preferred Stock            -        -            -              -
Preferred dividend       16.2    (16.2)(4)        -              -
                      -------- --------    ---------      ---------
 (Loss) income
  available to common
  shareholders          $63.4    $19.0        $68.0         $150.4
                      ======== ========    =========      =========

Earnings per share
 (EPS): (4)(5)(6)
   Basic                $1.57                                $3.69(14)
   Diluted              $1.51                                $3.57(14)

Shares used in computing
 EPS: (4)(5)(6)
   Basic                 31.2      9.6                        40.8
   Diluted               32.5      9.6                        42.1





----------------------------------------------------------------------
See accompanying Notes to Consolidated Statements of Operations and Non-GAAP Measures - Schedule 10.
----------------------------------------------------------------------
Note: These schedules are preliminary and subject to change
pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------





R.H. DONNELLEY CORPORATION                                 Schedule 9a
RECONCILIATION OF NON-GAAP MEASURES
-----------------------------------
(unaudited)


Amounts in millions, except per share amounts
----------------------------------------------------- ----------------
                                      Three Months      Nine Months
                                      Ended Sept. 30,  Ended Sept. 30,
                                      --------------- ----------------
                                        2005    2004    2005     2004
--------------------------------------------- ------- ------- --------
Reconciliation of publication sales for
Sprint-branded and SBC-branded directories to net revenue -GAAP and net revenue
-adjusted and net revenue -adjusted
pro forma

Publication sales - Sprint-branded
 directories (12)                     $160.3  $153.5  $464.6   $443.3
Publication sales - Sprint-branded
 directories - percentage change over
 prior year                              4.4%            4.8%
Adjustments for changes in directory
 publication date(s) (12)                       (0.1)            (0.8)
                                              -------         --------
Publication sales disclosed in
 September 30, 2004 Form 10-Q                  153.4            442.5

Publication sales - SBC-branded
 directories (12)                       63.3    66.3   268.8    277.5
Publication sales - SBC-branded
 directories - percentage change over
 prior year                             -4.5%           -3.1%
Adjustments for changes in directory
 publication date(s) (12)                        5.7             (0.1)
                                              -------         --------
Publication sales disclosed in
 September 30, 2004 Form 10-Q                   72.0            277.4
Less pre-acquisition publication sales
 for SBC-branded directories not
 recognized as revenue in current
 period due to purchase accounting             (71.9)          (277.3)
Less publication sales for all September
 2004 SBC-branded directories not
 recognized as revenue in current period
 due to purchase accounting                     (0.1)            (0.1)
Less current period publication sales
 for Sprint-branded directories not
 recognized as revenue in current
 period due to the deferral method of
 accounting                           (117.1) (112.7) (353.6)  (231.0)
Less current period publication sales
 for SBC-branded directories not
 recognized as revenue in current
 period due to the deferral method
 of accounting                         (52.5)         (226.2)
Plus net revenue reported in the
 period for publication sales from
 prior periods for Sprint-branded
 directories                           102.8    98.9   321.8    204.3
Plus net revenue reported in the
 period for publication sales from
 prior periods for SBC-branded
 directories                            95.8           212.1
                                      ------- ------- ------- --------
Net directory advertising revenue      252.6   139.6   687.5    415.8

Pre-press publishing revenue               -     3.1       -     13.0
Other revenue                            2.6     1.7     8.0      4.1

                                      ------- ------- ------- --------
Net revenue - GAAP                     255.2   144.4   695.5    432.9

Plus net revenue from Sprint-branded
 directories that published prior to
 the acquisition that would have been
 recognized during the period absent
 purchase accounting adjustments
 required under GAAP                       -       -       -      1.1

Plus net revenue from SBC-branded
 directories that published prior to
 the acquisition that would have been
 recognized during the period absent
 purchase accounting adjustments required
 under GAAP had the transaction occurred
 on January 1, 2004                      5.5   119.5    85.0    353.5

Less pre-press publishing revenue that
 would not have been recorded had the
 SBC transaction occurred on
 January 1, 2004                           -    (4.0)      -    (13.0)

                                      -------         -------
Net revenue - Adjusted                $260.7          $780.5
                                      ======= ------- ======= --------
Net revenue - Adjusted pro forma              $259.9           $774.5
                                             ========        =========

----------------------------------------------------------------------
See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 10.
----------------------------------------------------------------------
Note: These schedules are preliminary and subject to change
pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------







R.H. DONNELLEY CORPORATION                                 Schedule 9b
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
-------------------------------------------
(unaudited)

Amounts in millions, except per share amounts
------------------------------------------------------ ---------------
                                       Three Months     Nine Months
                                      Ended Sept. 30, Ended  Sept. 30,
                                      ---------------- ---------------
                                        2005     2004    2005    2004
------------------------------------------------------ ---------------
Reconciliation of net income - GAAP to
EBITDA, adjusted EBITDA and adjusted
pro forma EBITDA

Net income - GAAP                      $27.1    $18.5   $54.9   $79.6
Plus tax provision                      17.4     12.0    35.1    52.0
Plus interest expense, net              58.2     43.2   173.9   121.0
Plus depreciation and amortization      21.5     17.0    63.7    46.3
                                      ------- -------- ------- -------
EBITDA (13)                            124.2     90.7   327.6   298.9



Plus net revenue from Sprint-branded
 directories that published prior to
 the acquisition that would have been
 recognized during the period absent
 purchase accounting adjustments
 required under GAAP                       -        -       -     1.1

Less pre-press publishing revenue that
 would not have been recorded had the
 SBC transaction occurred on
 January 1, 2004                           -     (4.0)      -   (13.0)

Plus net revenue from SBC-branded
 directories that published prior to
 the acquisition that would have been
 recognized during the period absent
 purchase accounting adjustments
 required under GAAP had the
 transaction occurred on
 January 1, 2004                         5.5    119.5    85.0   353.5

Plus amortized deferred cost uplift
 on Sprint sales contracts as of the
 date of the acquisition, net of
 expenses on Sprint-branded directories
 that published prior to the acquisition
 that would not have been recognized
 during the period absent purchase
 accounting adjustments required
 under GAAP                                -      0.1       -     3.6

Plus amortized deferred cost uplift
 on SBC sales contracts as of the
 date of the acquisition, net of
 expenses on SBC-branded directories
 that published prior to the acquisition
 that would not have been recognized
 during the period absent purchase
 accounting required under GAAP         18.1    (29.6)   39.9   (95.2)

Less partnership income that would
 not have been recognized during the
 period assuming the SBC transaction
 occurred on January 1, 2004               -    (19.3)      -   (78.0)

                                      ------- -------- ------- -------
Net effect of adjustments to GAAP
 results                               $23.6    $66.7  $124.9  $172.0


                                      -------          -------
Adjusted EBITDA (13)                  $147.8           $452.5
                                      ======= -------- ======= -------
Adjusted pro forma EBITDA (13)                 $157.4          $470.9
                                              ========


----------------------------------------------------------------------
See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 10.
----------------------------------------------------------------------
Note: These schedules are preliminary and subject to change
pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------






R.H. DONNELLEY CORPORATION                                 Schedule 9c
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
--------------------------------------------
(unaudited)

Amounts in millions, except per share amounts
------------------------------------------------------ ---------------
                                       Three Months      Nine Months
                                      Ended Sept. 30,  Ended Sept. 30,
                                      ---------------- ---------------
                                        2005     2004    2005    2004
------------------------------------------------------ ---------------

Reconciliation of cash flow from operations to Free Cash Flow - GAAP

Cash flow from operations - GAAP      $119.6   $176.3  $314.3  $323.7
Less: additions to fixed assets and
 computer software                      (8.4)    (3.3)  (20.5)  (12.1)

                                      ---------------- ---------------
Free cash flow                        $111.2   $173.0  $293.8  $311.6
                                      ================ ===============


------------------------------------------------------ ---------------
                                       Three Months      Nine Months
                                      Ended Sept. 30,  Ended Sept. 30,
                                      ---------------- ---------------
                                        2005     2004    2005    2004
------------------------------------------------------ ---------------
Reconciliation of diluted shares
 outstanding - GAAP to diluted
 shares outstanding - adjusted

Diluted shares outstanding - GAAP       33.6     32.7    31.7    32.5
Additional diluted shares outstanding
 assuming the preferred stock is
 converted to common stock at the
 beginning of the period plus
 common stock equivalents                5.2      9.6     6.8     9.6
                                      ---------------- ---------------
Diluted shares outstanding - adjusted   38.8     42.3    38.5    42.1
                                      ================ ===============


------------------------------------------------------ ---------------
                                       Three Months      Nine Months
                                      Ended Sept. 30,  Ended Sept. 30,
                                      ---------------- ---------------
                                        2005     2004    2005    2004
------------------------------------------------------ ---------------
Reconciliation of diluted earnings
 per share - GAAP to diluted earnings
 per share - adjusted and diluted
 earnings per share - adjusted pro
 forma

Diluted earnings per share - GAAP      $0.62    $0.31  $(2.78)  $1.51
Effect of converting preferred stock
 to common stock at the beginning
 of the period                          0.08        -    4.21       -
Impact of Sprint transaction,
 including adjustments to eliminate
 purchase accounting                       -     0.13       -    0.45
Pro forma impact of SBC transaction,
 including adjustments to eliminate
 purchase accounting                       -     0.75       -    1.61
Impact of SBC transaction, including
 adjustments to eliminate purchase
 accounting                             0.37        -    1.98       -
                                      -------          --------
Diluted earnings per share
 - adjusted                            $1.07            $3.41
                                      =======          ========
Diluted earnings per share
 - adjusted pro forma                           $1.19           $3.57
                                              ========        ========

----------------------------------------------------------------------
See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 10.
----------------------------------------------------------------------
Note: These schedules are preliminary and subject to change
pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------





R.H. DONNELLEY CORPORATION                                 Schedule 9d
Full Year 2005 Guidance

Amounts in millions, except per share amounts
----------------------------------------------------------------------
                                           As      Changes    Revised
                                         provided     in       as of
                                         on 6/7/05 Guidance  10/26/05
                                         --------- --------- ---------
Publication sales
-----------------
Sprint                                     Up 4.0%   Up 0.4%   Up 4.4%
SBC                                      Down 2.0% Down 1.0% Down 3.0%

Adjusted Net Revenue                     $1,040.0        $-  $1,040.0
Adjusted EBITDA                             580.0      10.0     590.0
Depreciation and Amortization                90.0         -      90.0
                                         --------- --------- ---------
Adjusted Operating Income                   490.0      10.0     500.0

Interest Expense                            237.0         -     237.0
Income Tax Expense                           98.7       3.9     102.6
                                         --------- --------- ---------
Adjusted Net Income                         154.3       6.1     160.4

Adjusted Wtd. Avg. Diluted Shares            38.7         -      38.7

Adjusted EPS                                $3.99     $0.16     $4.15

----------------------------------------------------------------------

Cash Flow From Operations                  $375.0     $10.0    $385.0
Less: Capital Expenditures                  (35.0)      5.0     (30.0)
                                         --------- --------- ---------
Free Cash Flow                             $340.0     $15.0    $355.0
----------------------------------------------------------------------
See accompanying Notes to Unaudited Consolidated Statements of Operations and Non-GAAP Measures - Schedule 10.

See Schedules 9e and 9f for reconciliations of full year 2005
Guidance non-GAAP measures to the most comparable GAAP measures.
----------------------------------------------------------------------
Note: These schedules are preliminary and subject to change
pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------





R.H. DONNELLEY CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (cont'd)               Schedule 9e
-------------------------------------------
(unaudited)

Amounts in millions
----------------------------------------------------------------------
                                         Outlook             Revised
                                           As       Changes  Full Year
                                         provided     in       2005
                                       on 6/7/2005  Guidance  Outlook
----------------------------------------------------------------------
Reconciliation of publication sales
 outlook to net revenue -GAAP outlook and net revenue -adjusted outlook

Publication sales outlook
Publication sales -Sprint-branded
 directories                               $590.0     $3.0    $593.0
Publication sales -Sprint-branded
 directories - percentage gain over 2004      4.0%     0.4%      4.4%
Publication sales -SBC-branded
 directories                                453.9    (21.6)    432.3
Publication sales -SBC-branded
 directories - percentage gain over 2004    (2.0%)   (1.0%)    (3.0%)
                                         --------- -------- ---------
Total publication sales outlook          $1,043.9   $(18.6) $1,025.3
Publication sales -percentage gain
 over 2004                                    1.3%   (0.2%)      1.1%
Less current period publication sales
 for Sprint-branded directories not
 recognized as revenue in current period   (225.4)     3.8    (221.6)
Plus net revenue reported in the period
 for Sprint-branded publication sales
 from prior periods                         217.3      3.9     221.2
Less current period pre-acquisition
 publication sales for SBC-branded
 directories not recognized as revenue
 in current period                         (238.0)     6.5    (231.5)
Plus net revenue reported in the period
 for SBC-branded publication sales
 from prior periods                         156.5      4.4     160.9
                                         --------- -------- ---------
Net revenue -GAAP outlook                  $954.3       $-    $954.3

Plus pro forma net revenue that would
 have been reported assuming the SBC
 transaction had occurred on
 January 1, 2003                             85.7        -      85.7
                                         --------- -------- ---------
Net revenue - Adjusted outlook           $1,040.0       $-  $1,040.0
                                         ========= ======== =========


----------------------------------------------------------------------
                                         Outlook              Revised
                                           As       Changes  Full Year
                                        provided      in       2005
                                       on 6/7/2005  Guidance  Outlook
----------------------------------------------------------------------
Reconciliation of adjusted operating
 income outlook to operating
 income - GAAP outlook

Adjusted operating income outlook          $490.0    $10.0    $500.0
Less revenue from SBC-branded
 directories that published prior
 to the acquisition plus all
 September 2004 SBC-branded directories
 that would have been recognized
 during the period absent purchase
 accounting adjustments required
 under GAAP                                 (86.0)       -     (86.0)
Plus expenses from SBC-branded
 directories that would have been
 recognized during the period absent
 purchase accounting adjustments            (51.0)       -     (51.0)
                                         --------- -------- ---------
Operating income - GAAP outlook            $353.0    $10.0    $363.0
                                         ========= ======== =========

----------------------------------------------------------------------
See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 10.
----------------------------------------------------------------------
Note: These schedules are preliminary and subject to change
pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------






R.H. DONNELLEY CORPORATION                                 Schedule 9f
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
--------------------------------------------
(unaudited)

Amounts in millions
----------------------------------------------------------------------
                                         Outlook             Revised
                                           As       Changes  Full Year
                                         provided      in      2005
                                        on 6/7/2005 Guidance  Outlook
----------------------------------------------------------------------
Reconciliation of adjusted EBITDA outlook and adjusted operating income outlook to adjusted net income outlook and net income - GAAP outlook

Adjusted EBITDA outlook                      $580.0    $10.0   $590.0
Less expected depreciation and amortization   (90.0)       -    (90.0)
                                           --------- -------- --------
Adjusted operating income outlook            $490.0    $10.0   $500.0
Less expected tax provision                   (98.7)    (3.9)  (102.6)
Less expected interest expense, net          (237.0)       -   (237.0)
                                           --------- -------- --------
Adjusted net income outlook                  $154.3     $6.1   $160.4


Less revenue from SBC-branded directories
 that published prior to the acquisition
 plus all September 2004 SBC-branded
 directories that would have been
 recognized during the period absent
 purchase accounting adjustments
 required under GAAP                          (86.0)       -    (86.0)
Plus expenses from SBC-branded directories
 that would have been recognized during
 the period absent purchase accounting
 adjustments                                  (51.0)       -    (51.0)
Plus net tax reduction resulting from the
 exclusion of the SBC revenue and expenses
 due to purchase accounting                    53.4     (1.0)    52.4
                                           --------- -------- --------
Net income - GAAP outlook                     $70.7     $5.1    $75.8
                                           ========= ======== ========

----------------------------------------------------------------------
                                         Outlook             Revised
                                           As       Changes  Full Year
                                         provided      in      2005
                                       on 6/7/2005  Guidance  Outlook
----------------------------------------------------------------------

Reconciliation of cash flow from operations outlook - GAAP to free cash flow outlook

Cash flow from operations outlook - GAAP     $375.0    $10.0   $385.0

Less:  additions to fixed assets and
 computer software                            (35.0)     5.0    (30.0)

                                           --------- -------- --------
Free cash flow outlook                       $340.0    $15.0   $355.0
                                           ========= ======== ========


----------------------------------------------------------------------
                                         Outlook             Revised
                                            AsChanges  Full Year
                                         provided     in       2005
                                        on 6/7/2005 Guidance  Outlook
----------------------------------------------------------------------
Reconciliation of expected diluted shares outstanding - GAAP to expected adjusted diluted shares outstanding

Expected diluted shares outstanding - GAAP    $33.7       $-    $33.7
Additional diluted shares outstanding
 assuming the preferred stock is converted
 to common stock at the beginning of
 the period                                     5.0        -      5.0
                                           --------- -------- --------
Expected adjusted diluted shares
 outstanding                                  $38.7       $-    $38.7
                                           ========= ======== ========


----------------------------------------------------------------------
                                          Outlook            Revised
                                            As      Changes  Full Year
                                         provided     in       2005
                                        on 6/7/2005 Guidance  Outlook
----------------------------------------------------------------------
Reconciliation of diluted earnings per
 share - GAAP outlook to diluted
    earnings per share - adjusted outlook

Diluted earnings per share - GAAP outlook    $(2.36)   $0.18   $(2.18)
Effect of converting preferred stock to
 common stock at the beginning of the
 period                                        4.21        -     4.21
Impact of SBC transaction, including
 adjustments to eliminate purchase
 accounting                                    2.14    (0.02)    2.12
                                           --------- -------- --------
Diluted earnings per share - adjusted
 outlook                                      $3.99    $0.16    $4.15
                                           ========= ======== ========

----------------------------------------------------------------------
See accompanying Notes to Unaudited Consolidated Statements of
Operations and Non-GAAP Measures - Schedule 10.

----------------------------------------------------------------------
Note: These schedules are preliminary and subject to change
pending the Company's filing of its Form 10-Q.
----------------------------------------------------------------------



R.H. DONNELLEY CORPORATION                                 Schedule 10
NOTES TO UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
AND NON-GAAP MEASURES
----------------------------------------------------------------------

(1) Publishing revenue is recognized using the deferral and amortization method of accounting. Under this method, when a directory is published, the publication sales value is deferred and amortized into the income statement ratably over the life of the directory, which is typically 12 months.



(2) As a result of the SBC transaction and the related financing and associated accounting, management believes that the 2005 and 2004 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of adjusted 2005 performance with adjusted pro forma 2004 results. Adjusted results for 2005 exclude the impact of purchase accounting as well as certain other adjustments. Adjusted pro forma results for 2004 also reflect the combination of RHD with the SBC directory business in Illinois and Northwest Indiana as if the transaction had been consummated at the beginning of the year presented and certain other adjustments. While management believes that the adjusted pro forma results reasonably resemble operational performances as if the SBC transaction had been consummated at the beginning of the period presented, because of differences between RHD and predecessor accounting policies, management does not believe these pro forma results are strictly comparable. The adjusted and adjusted pro forma results assume that the appropriate pro rata portion of the revenues and direct costs of directories acquired from SBC that published prior to the acquisition plus, in the case of 2004 adjusted pro forma results, all September 2004 directories were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. For the periods prior to the actual acquisition date of September 1, 2004, adjusted pro forma interest expense assumes the transaction occurred at the beginning of the periods presented and is based on the incremental debt actually incurred at the time of the acquisition and the interest rate in effect at the time of the acquisition with no assumption for additional debt repayments. For periods after the acquisition date, interest expense is determined in accordance with GAAP results. See Schedules 7 and 8 for details of all adjustments to the reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for SBC directories not yet published at the acquisition date has also been excluded from adjusted and adjusted pro forma results.

(3) As a result of the Sprint transaction and the related financing and associated accounting, management believes that the 2005 and 2004 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of adjusted 2005 performance with adjusted 2004 results. Adjusted results reflect the elimination of purchase accounting and certain other adjustments. The 2005 and 2004 adjusted results assume that the appropriate pro rata portion of the revenue and direct costs of directories acquired from Sprint that published prior to the acquisition plus all January 2003 Sprint directories were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. See Schedules 7 and 8 for details of all adjustments to the reported GAAP results. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for Sprint directories not yet published at the acquisition date has also been removed.

(4) The preferred dividend and the loss on repurchase of Preferred Stock is excluded because the adjusted results for the three and nine months ended September 30, 2005 and the adjusted pro forma results for the three and nine months ended September 30, 2004 assume the Preferred Stock was completely converted to Common Stock at the beginning of the period and therefore no dividends would have been payable and no loss on the repurchase would have been recorded.

(5) On a reported basis, basic EPS are calculated under the "two-class" method that requires earnings available to common shareholders, after deducting preferred dividends, to be allocated between the common and preferred shareholders based on the respective rights to receive dividends. Basic EPS are then calculated by dividing income allocable to common shareholders by the weighted average number of shares outstanding. Diluted EPS are calculated by dividing income allocable to common shareholders by the weighted average common shares outstanding plus potentially dilutive common stock equivalents. In periods that result in a net loss, the net loss is not allocated between common and preferred shareholders since the preferred shareholders do not have a contractual obligation to share in any loss.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.






R.H. DONNELLEY CORPORATION                                 Schedule 10
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF OPERATIONS
AND NON-GAAP MEASURES (cont'd)

(6) On an adjusted and adjusted pro forma basis, basic and diluted EPS are calculated as net income (loss) divided by the weighted average basic and diluted shares outstanding for the period assuming the Preferred Stock was converted to Common Stock at the beginning of the period.

(7) Adjustments for the three and nine months months ended September 30, 2005 include revenue and expenses for directories acquired from SBC that published prior to the acquisition that would have been recognized during the period absent purchase accounting adjustments required under GAAP. Pro forma adjustments for the three and nine months ended September 30, 2004 include (a) the revenue and expenses for directories acquired from SBC that published prior to the acquisition that would have been recognized during the period absent purchase accounting adjustments required under GAAP, (b) DonTech's selling and operational expenses prior to the acquisition, (c) certain differences between historical and current accounting policies of RHD and the acquired entities, and (d) the revenue and expenses for directories acquired from Sprint in 2003 that published prior to the acquisition, plus all January 2003 directories that would have been recognized during the period absent purchase accounting adjustments required under GAAP. Additionally, the cost uplift reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for directories not yet published at the acquisition date has also been removed from both periods presented. See Note 14 below for detail of corrected pro forma amounts previously disclosed in our adjusted third quarter 2004 press release.

(8) Represents the additional depreciation and amortization expense related to the tangible and identifiable intangible assets acquired from SBC over their estimated useful lives.

(9) Represents the elimination of equity accounting used to account for RHD's 50% ownership interest in DonTech prior to the SBC transaction.

(10) Represents the additional interest expense from the incremental borrowings used to finance the SBC transaction. For the periods prior to the actual acquisition date of September 1, 2004, pro forma interest expense is based on the incremental debt actually incurred at the time of the acquisition and the interest rate in effect at the time of the acquisition with no assumption for additional debt repayments. For periods after the acquisition date, interest expense is determined in accordance with GAAP results.

(11) Represents the tax effect of adjustments.

(12) Publication sales represent the billable value of advertising sales in directories that published during the period. If events occur during the current period that affect the comparability of sales to the prior year period, such as changes in directory publication dates, then prior year sales are adjusted to conform to the current period presentation and to maintain comparability.

(13) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA and adjusted pro forma EBITDA represent adjusted earnings and adjusted pro forma earnings before interest, taxes, depreciation and amortization. EBITDA, adjusted EBITDA and adjusted pro forma EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies.

(14) Adjusted pro forma amounts differ from amounts previously disclosed in the Company's Form 8-K filed on October 28, 2004 pertaining to its 2004 third quarter press release due to a clerical error as follows:



                                 Nine Months Ended  Three Months Ended
                                  Sept. 30, 2004     Sept. 30, 2004
                                 Previously         Previously
                                 Disclosed Restated Disclosed Restated
                                 ------------------ ------------------
Net revenue - Sprint adjustments      $1.4    $1.1         $-      $-
Net revenue - SBC adjustments           --      --      115.4   115.5
Net revenue - adjusted pro forma     774.8   774.5      259.8   259.9

Expenses - SBC adjustments            95.0    95.2       27.1    29.6
Expenses - adjusted pro forma        303.4   303.6      100.0   102.5

Operating income - adjusted
 pro forma                           406.3   405.7      138.1   135.7
Pre-Tax income - adjusted
 pro forma                           248.9   248.5       85.8    83.4
Tax provision - adjusted
 pro forma                              --      --       34.0    32.9
Net income - adjusted pro forma      150.8   150.4       51.8    50.5
Adjusted EPS - basic                 $3.70   $3.69      $1.27   $1.23
Adjusted EPS - diluted               $3.58   $3.57      $1.22   $1.19

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.



    CONTACT: R.H. Donnelley Corporation
             James M. Gruskin, 800-497-6329